Exhibit 3.2

Adopted pursuant to shareholder resolutions dated 21 September 2022

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SUPER GROUP (SGHC) LIMITED

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TABLE OF CONTENTS

(continued)

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Adopted pursuant to shareholder resolutions dated 21 September 2022

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SUPER GROUP (SGHC) LIMITED

1.	Definitions, interpretation and exclusion of Standard Articles

Definitions

1.1	In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

Affiliate means:

(a)

in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, and

(b)

in the case of a corporation, partnership or other entity or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

The term control shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of shareholders to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Articles means, as appropriate:

(a)	these Articles of Incorporation as amended from time to time; or

(b)	two or more particular Articles of these Articles;

and Article refers to a particular Article of these Articles;

Business Day means a day, excluding Saturdays or Sundays, on which banks in New York and Guernsey are open for general banking business throughout their normal business hours;

certificated means a unit of security (including a Share) which is not an uncertificated unit and is normally held in certificated form;

Commission means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

Company means the above-named company;

Company’s Website means the website of the Company, the address or domain name of which has been notified to Shareholders;

Designated Stock Exchange means the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s securities are then traded;

Directors means the directors of the Company for the time being, or as the case may be, the Directors assembled as a board or as a committee thereof;

Distribution has the meaning given to the term “distribution” in the Law;

Dividend has the meaning given to the term “dividend” in the Law;

DTCC means the Depository Trust and Clearing Corporation;

Electronic has the meaning given to the term “electronic” in the Electronic Transactions Law; electronic communication means electronic transmission to any Relevant Electronic Address or such other number, address or internet website or other electronic delivery methods as otherwise decided and approved by the Directors;

electronic form has the meaning given to such term in the Electronic Transactions Law;

Electronic Means shall have the meaning given to such term in the Law;

Electronic Record means a document (as defined in the Electronic Transactions Law) which is in electronic form;

Electronic Signature means a signature, seal, attestation or notarization which is in electronic form;

Electronic Transactions Law means the Electronic Transactions (Guernsey) Law, 2000 (as amended);

Eligible Shareholders means the Shareholders entitled to vote on the circulation date of a Written Resolution;

Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Fully Paid and Paid Up means that the agreed issue price for a Share has been fully paid or credited as fully paid in money or money’s worth;

Joint Holders means two or more persons registered as the holders of a Share or Shares or who are jointly entitled to a Share or Shares including, without limitation, by reason of the death or bankruptcy of the registered holder;

Law means the Companies (Guernsey) Law, 2008 (as amended);

Market Price means for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on such day, or if such day is not a date on which the Designated Stock Exchange is open, then the close of trading on the previous trading day;

Memorandum means the Memorandum of Incorporation of the Company as amended from time to time;

month means a calendar month;

Nominating Shareholder means (i) the Shareholder providing the notice of the nomination proposed to be made at a general meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at any general meeting is made, and (iii) any Affiliate or associate of such shareholder or beneficial owner;

Officer means a person appointed to hold an office in the Company; and the expression includes a director or liquidator, but does not include the Secretary;

Operator means DTCC or such other person as may, for the time being, operate an Uncertificated System;

Ordinary Resolution means a resolution of the Company passed as an ordinary resolution in accordance with the Law by a simple majority of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by a simple majority of the total voting rights of Eligible Shareholders by Written Resolution;

Ordinary Share means a redeemable Ordinary Share in the capital of the Company of no par value and designated as an Ordinary Share, and having the rights provided for in these Articles;

PDF means Portable Document Format;

Register of Shareholders means the register of Shareholders maintained by the Company in accordance with Section 123 of the Law or any modification or re-enactment thereof for the time being in force, which shall, unless the context otherwise requires, include the register required to be kept by the Company under the Rules in respect of Shares held in uncertificated form;

Registered Office means the registered office for the time being of the Company;

Relevant Electronic Address shall have the meaning given to such term in the Law;

Rules means the rules, including any manuals, issued from time to time by an Operator governing the admission of securities to and the operation of the Uncertificated System managed by such Operator;

Seal means the common seal of the Company, if any, including any facsimile thereof;

Secretary means a person, if any, appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Share means an Ordinary Share or such other share as may be issued in the capital of the Company from time to time, and the expression where the context permits, also includes a fraction of a share;

Shareholder means in relation to Shares the person (or persons in respect of Joint Holders) whose name(s) is/are entered in the Register of Shareholders as the holder(s) of the Shares and includes, on the death, disability or insolvency of a Shareholder, any person entitled to such Shares on the death, disability or insolvency of such Shareholder.

In relation to Shares in the capital of the Company held in an Uncertificated System, means:

(c)	a person who is permitted by the Operator to transfer by means of that Uncertificated System, title to uncertificated Shares of the Company held by him; or

(d)	two or more persons who are jointly permitted to do so;

signed means a signature or representation of a signature, including an Electronic Signature, affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

Special Resolution means a resolution of the Shareholders passed as a special resolution in accordance with the Law by a majority of not less than seventy five per cent of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by seventy five per cent of the total voting rights of Eligible Shareholders by Written Resolution;

subsidiary has the meaning given to that term in Section 531 of the Law;

Treasury Share means a share held in the name of the Company as a treasury share in accordance with the Law;

Unanimous Resolution means a resolution of the Shareholders passed as a unanimous resolution in accordance with the Law by every Shareholder entitled to vote and voting in person or by proxy at a meeting or by all the Eligible Shareholders by Written Resolution;

uncertificated means a unit of a security (including a Share), title to which is recorded on the relevant Register of Shareholders or on the Company’s register of non-share securities as being held in uncertificated form, and title to which may be transferred by means of an Uncertificated System in accordance with the Rules, if any;

Uncertificated System means any computer-based system and its related facilities and procedures that are provided by an Operator and by means of which title to units of a security (including a Share) can be evidenced and transferred in accordance with the Rules, if any, without a written certificate or instrument;

United Kingdom means the United Kingdom of Great Britain and Northern Ireland;

United States means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

Waiver Resolution means a resolution of the Shareholders passed as a waiver resolution in accordance with the Law by a majority of not less than ninety per cent of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by not less than ninety per cent of the total voting rights of Eligible Shareholders by Written Resolution;

Written Resolution means a resolution of the Shareholders in writing passed as a written resolution in accordance with the Law; and

year means a calendar year.

Interpretation

1.2	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only (i.e., he and his) shall include the feminine gender (i.e., her and hers) and shall include references to entities without gender (i.e., it and its);

(c)	reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;

(d)	may shall be construed as permissive and “shall” shall be construed as imperative;

(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America;

(f)	references to a statutory enactment shall include reference to any amendment or re- enactment thereof for the time being in force;

(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

written and in writing means all modes of representing or reproducing words in visible form, including in the form of an electronic record and any requirements as to delivery under these Articles include delivery in the form of an electronic record; where used in connection with a notice served by the Company on Shareholders or other persons entitled to receive notices hereunder, such writing shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(i)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(j)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Shareholders as the holder of such Share;

(k)	headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;

(l)	where a word or phrase is given a defined meaning, another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning; and

(m)	all references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

Exclusion of Standard Articles

1.3	The standard articles of incorporation prescribed under section 16(2) of the Law are expressly excluded and do not apply to the Company.

2.	Shares

Power to issue Shares and options, with or without special rights

2.1

Subject to the other provisions of these Articles, (and to any resolution that may be passed by the Company in general meeting), the Directors have power to issue an unlimited number of shares of no par value each and an unlimited number of shares with a par value as they see fit for an unlimited period. The Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other Distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, to such persons, at such times and on such other terms as they think proper, which shall be conclusively evidenced by their approval of the terms thereof. For the purposes of these Articles, no such allotment, issue, grant or disposal shall be considered to be a variation of the rights attaching to the Ordinary Shares.

2.2	The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.

Power to issue fractions of a Share

2.3

Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Contributions without issue of further Shares

2.4

With the consent of a Shareholder, the Directors may accept a voluntary contribution from that Shareholder without issuing Shares in return. If the Directors agree to accept a voluntary contribution from a Shareholder, the Directors shall resolve that such contribution shall be treated as an addition to the stated share capital account of the Company (it being understood that the contribution is not provided by way of loan).

Limit on the number of Joint Holders

2.5	In respect of a Share, the Company shall not be required to enter the names of more than four Joint Holders in the Register of Shareholders of the Company.

2.6	If two or more persons are registered as Joint Holders of a Share, then any one of those Joint Holders may give effectual receipts for moneys payable in respect of that Share.

Treasury Shares

2.7

From time to time, the Company may hold its own Shares as treasury shares and the Directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any Dividends or Distributions in respect of any treasury shares held by it.

3.	Ordinary Shares

3.1	The holders of the Ordinary Shares shall be:

(a)	entitled to Dividends and Distributions in accordance with the relevant provisions of these Articles;

(b)	entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles; and

(c)

entitled to attend general meetings of the Company and shall be entitled (i) on a show of hands, to one vote and (ii) on a poll, to one vote for each Ordinary Share registered in the name of such holder in the Register of Shareholders, both in accordance with the relevant provisions of these Articles.

3.2

The Ordinary Shares shall be redeemable by agreement between the relevant Shareholder and the Company at the Market Price or at such other price as may be agreed between the relevant Shareholder and the Company.

3.3	All Ordinary Shares shall rank pari passu with each other in all respects.

4.	Register of Shareholders and share certificates

Issue of share certificates

4.1

The Company shall maintain or cause to be maintained the Register of Shareholders in accordance with the Law and, where applicable, an index of Shareholders in accordance with the Law. The Company may delegate the maintenance of its Register of Shareholders and any index of Shareholders upon such terms as the Directors may think fit provided always that any such delegation is in accordance with the applicable provisions of the Law.

4.2

Subject to and to the extent permitted by the Law, the Company, or the Directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch register of Shareholders resident in such country, territory or place, and the Company may, or the Directors on behalf of the Company may, make and vary such regulations as it or they may think fit regarding the keeping of any such branch register.

4.3	Upon being entered in the Register of Shareholders as the holder of a Share, a Shareholder shall, subject to Article 4.8, be entitled:

(a)

without payment, to one certificate for all the Shares of each class held by that Shareholder (and, upon transferring a part of the Shareholder’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Shareholder’s Shares.

4.4

Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly Paid Up. A certificate may be executed under seal, under the common signature of the Company or executed in such other manner as the Directors determine.

4.5

The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one Joint Holder shall be a sufficient delivery to all of them.

4.6

All certificates for Shares shall be delivered personally, sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register of Shareholders or sent through electronic mail to the Shareholder entitled thereto at the Shareholder’s electronic address as appearing in the Register of Shareholders (if relevant) or otherwise notified to the Company. Every share certificate sent in accordance with these Articles will be sent at the risk of the Shareholder or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Renewal of lost or damaged share certificates

4.7	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate;

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

Uncertificated Shares and other securities

4.8

Subject to Article 4.9, at any time any Shares are listed on the Designated Stock Exchange, the Company shall not be required to (although may, in its absolute discretion choose to) provide a share certificate in accordance with Article 4.3 in respect of such Shares unless the rules and regulations of the Designated Stock Exchange provide otherwise. The Directors may, under and subject to the Rules, allow settlement of the Company’s Shares and other securities in any manner at their discretion and shall have power to implement such arrangements as they may think fit in order for any class of Shares or other securities to be admitted to settlement by means of an Uncertificated System. Where they do so, Articles 4.10 and 4.11 shall commence to have effect immediately prior to the time at which the Operator admits the class of Shares or other securities to settlement by means of the Uncertificated System.

4.9

Following a written request at any time from a Shareholder to the Company requesting a share certificate in respect of Shares held by that Shareholder, the Company shall, within 2 months of receipt by the Company of that written request, complete and have ready for delivery the certificate of such Shares in respect of which the request was made unless the conditions of allotment of the Shares otherwise provide.

4.10

In relation to any class of Shares or other securities which, for the time being, an Operator has admitted to settlement by means of an Uncertificated System, and for so long as such class of Shares or other securities remains so admitted, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)	the holding of Shares of that class or other securities in uncertificated form;

(b)	the transfer of title to Shares of that class or other securities by means of that Uncertificated System, as applicable; or

(c)	the Rules.

4.11

Without prejudice to the generality of Article 4.10 and notwithstanding anything contained in these Articles where any class of Shares or other securities is, for the time being, admitted to settlement by means of an Uncertificated System:

(a)	such Shares or securities may be issued in uncertificated form in accordance with and subject as provided in the Rules;

(b)	unless the Directors otherwise determine, such Shares or securities held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c)	such Shares or securities may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Rules;

(d)

title to (i) such of the Shares as are recorded on the Register of Shareholders and (ii) such of the other securities are recorded in the relevant register of securities as being held in uncertificated form may be transferred only by means of an Uncertificated System and as provided in the Rules and accordingly (and in particular) no provision of these Articles shall apply in respect of such Shares or securities to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the Shares or securities to be transferred;

(e)	the Company shall comply in all respects with the Rules; and

(f)	no provision of these Articles shall apply so as to require the Company to issue a certificate (or equivalent) to any person holding such Shares or other securities in uncertificated form.

5.	Lien, calls on Shares, forfeiture and surrender

Lien

5.1

The Company shall have a first and paramount lien and charge on all Shares (not being Fully Paid) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of those Shares and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person (other than such holder) and whether the time for payment or discharge shall have arrived or not and notwithstanding that the same are joint debts or liabilities of such holder and any other person (whether a Shareholder or not). Such lien or charge shall extend to all Dividends and Distributions from time to time paid in respect of such Shares. Unless otherwise agreed, the registration of a transfer of Shares shall operate as a waiver of the Company’s lien and charge (if any) on such Shares.

5.2

For the purpose of enforcing such lien the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the holder for the time being of the Shares or the person entitled by reason of his death or bankruptcy to the Shares. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the Shares so sold.

5.3

The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the Shares at the time of the sale. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in relation to the sale.

Calls on Shares

5.4

The Directors may at any time make calls upon the Shareholders in respect of any moneys unpaid on their Shares (whether on account of the nominal value or by way of premium and not by the conditions of allotment made payable at fixed times) and each Shareholder shall pay to the Company at the time and place appointed the amount called. A call may be revoked or postponed.

5.5	Joint Holders shall be jointly and severally liable to pay calls.

5.6

If a sum called in respect of a Share is not paid before or on the day appointed the person from whom the sum is due shall pay interest from the day appointed to the time of actual payment at such rate as the Directors may determine.

(a)

Any sum which by the terms of issue of a Share becomes payable on allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in the case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(b)

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the money uncalled and unpaid upon the Shares held by him beyond the sums actually called up thereon as payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the Shares in respect of which it is advanced, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the Shares in respect of which it has been received, the Company may (until the same would, but for such advance, become presently payable) pay interest at such rate as the Shareholder paying such sum and the Directors agree upon PROVIDED THAT any amount Paid Up in advance of calls shall not entitle the holder of the Shares upon which such amount is paid to participate in respect thereof in any Dividend or Distribution until the same would but for such advance become presently payable.

Forfeiture and surrender of shares

5.7

If a Shareholder fails to pay any call or instalment on the day appointed the Directors may, at any time during such period as any part remains unpaid, serve notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of non-payment.

5.8

The notice shall state a further date on or before which the payment required by the notice is to be made and the place where the payment is to be made and that, in the event of non- payment, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited. If the requirements of any such notice are not complied with any Share in respect of which the notice has been given may, at any time before payment has been made and subject to the Law, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all Dividends or other Distributions to be paid in respect of the forfeited Share and not actually paid before the forfeiture.

5.9

Notice of forfeiture shall forthwith be given to the former holder and an entry of such notice and forfeiture shall forthwith be made and dated in the Register of Shareholders opposite the entry of the relevant Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or to make an entry, in the Register of Shareholders.

5.10

A forfeited Share shall be deemed to be the property of the Company and, subject to the provisions of the Law and these Articles may be sold, re-allotted or otherwise disposed of on such terms as the Directors shall think fit with or without all or any part of the amount previously paid on the Share being credited as paid and at any time before a sale or disposition the forfeiture may be cancelled.

5.11

A person whose Shares have been forfeited shall cease to be a Shareholder in respect of those Shares but shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest from the date of forfeiture until payment at such rate as the Directors may determine. The Directors may enforce payment without any allowance for the value of the Shares at the time of forfeiture.

5.12

The forfeiture of a Share shall extinguish all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the holder and the Company.

5.13	The Directors may accept from any Shareholder on such terms as shall be agreed a surrender of any Shares in respect of which there is a liability for calls.

5.14	Any surrendered Share may be disposed of in the same manner as a forfeited Share.

5.15

A declaration in writing by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated in the declaration shall be conclusive evidence of the facts therein as against all persons claiming to be entitled to the Shares.

5.16

The Company may receive the consideration given for any Share on any re-allotment sale or disposition and may execute a transfer of the Share in favour of the person to whom the same is sold or disposed of. The purchaser shall, subject to the provisions of the Law and these Articles, be registered as the holder and shall not be bound to see to the application of the purchase money nor shall his title be affected by any irregularity or invalidity in forfeiture, sale, re-allotment or disposal.

6.	Transfer of shares

Form of transfer

6.1

Subject to these Articles, any agreement between a Shareholder and the Company, and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), (a) any Shareholder may transfer all or any of his uncertificated Shares by means of an Uncertificated System in such manner provided for in, and subject to, the Rules and accordingly no provision of these Articles shall apply in respect of an uncertificated Share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the Shares to be transferred; and (b) any Shareholder may transfer all or any of his certificated Shares by an instrument of transfer in the usual or common form or in any other form approved by the Directors acting reasonably and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

6.2

The instrument of transfer in respect of a certificated Share shall be executed by or on behalf of the transferor and, unless the Share is Fully Paid, by or on behalf of the transferee. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept transfers containing signatures in electronic form. The transferor shall be deemed to remain the holder of the Share until the name of the transferee in entered into the Register of Shareholders in respect thereof.

Power to refuse registration

6.3

The Directors may decline to recognise any instrument of transfer of any Share in certificated form or (to the extent permitted by the Rules) any transfer of any Share in uncertificated form which is not Fully Paid or on which the Company has a lien unless Article 2.5 applies or unless:

(a)	in the case of a certificated Share, the instrument of transfer is in respect of only one class of Share;

(b)

in the case of a certificated Share, the instrument of transfer is lodged at the Registered Office or such other place as the Register of Shareholders is kept in accordance with the Law accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(c)	in the case of a certificated Share, the instrument of transfer is duly and properly signed and endorsed or accompanied by the share certificates in respect of the relevant Shares or an indemnity; and

(d)	in the case of an uncertificated Share the transfer has been effected in accordance with the Rules.

Notice of refusal to register

6.4

If the Directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Shareholder within two months after the date on which the transfer was lodged with the Company.

Fee, if any, payable for registration

6.5	If the Directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.

Company may retain instrument of transfer

6.6

The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer to branch register

6.7

The Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any Share upon the Register of Shareholders to any branch register or any Share on any branch register to the Register of Shareholders or any other branch register. In the event of any such transfer, the Shareholder requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.

Holding of Shares through Direct Registration System

6.8

At any time any of the Shares are listed on the Designated Stock Exchange, a transfer of such Shares shall not require an instrument of transfer to be delivered to the Company where the following conditions are met in respect of such transfer:

(a)	the transfer is made:

(i)

to or from any person as may for the time being be authorised to operate any Uncertificated System by means of which title to units of a security (including shares) can be evidenced and transferred without a written certificate or instrument, or

(ii)	by means of an Uncertificated System; and

(b)	the transfer is in accordance with the relevant laws applicable to, and relevant rules and regulations of, the Designated Stock Exchange.

7.	Redemption and Purchase of Shares, Treasury Shares

7.1	Subject to the provisions, if any, in these Articles, the Memorandum, applicable law, including the Law, and the rules of the Designated Stock Exchange, the Company may:

(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine; and

(b)

purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Shareholder in accordance with the Law, provided that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Commission, the Designated Stock Exchange and the Law.

7.2	The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital, profits or the proceeds of a fresh issue of Shares.

7.3

The Directors may, subject to the other provisions of these Articles and where permitted by the Law, prior to the purchase or redemption of any Share, determine that such Share shall be held as a Treasury Share rather than being cancelled.

7.4	The Directors may determine to cancel a Treasury Share or transfer or sell a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Power to pay for redemption or purchase in cash or in specie

7.5	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one way and partly in the other way).

Effect of redemption or purchase of a Share

7.6	Upon the date of redemption or purchase of a Share:

(a)	the Shareholder holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the applicable payment for the Share; and

(ii)	any Dividend or Distribution authorised in respect of the Share prior to the date of redemption or purchase;

(b)	the Shareholder’s name shall be removed from the Register of Shareholders with respect to the Share; and

(c)	the Share shall be cancelled or, where permitted by the other provisions of these Articles and the Law, become a Treasury Share.

For the purpose of this Article, the date of redemption or purchase is the date when the Register of Shareholders is updated to reflect the redemption or purchase.

8.	Variation of Rights Attaching to Shares

8.1

If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than three fourths of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than three fourths of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

8.2

For the purposes of a separate class meeting, to the extent permitted by the Law, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8.3

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority to or pari passu therewith.

9.	Commission on Sale of Shares

The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

10.	Non-Recognition of Trusts

Except as required by law:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Shareholder shall be recognised by the Company as having any right in a Share.

11.	Transmission of Shares

Persons entitled on death of a Shareholder

11.1

If a Shareholder dies, the survivor or survivors (where he was a Joint Holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Shareholder is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

Registration of transfer of a Share following death or bankruptcy

11.2

Any person becoming entitled to a Share in consequence of the death or bankruptcy, liquidation or dissolution of a Shareholder (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Shareholder before his death or bankruptcy, liquidation or dissolution, as the case may be.

Indemnity

11.3

The Directors may require a person registered as a Shareholder by reason of the death or bankruptcy of another Shareholder to indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

11.4

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other case than by transfer) shall be entitled to the same Dividends, other Distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Shareholder in respect of a Share, be entitled in respect of it to exercise any right conferred by ownership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Shareholder before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to these Articles) the Directors may thereafter withhold payment of all Dividends, other Distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12.	Alteration of capital

Increasing, consolidating, converting and dividing share capital

12.1	To the fullest extent permitted by the Law, the Company may by Ordinary Resolution do any of the following:

(a)	re-designate the whole, or any particular class or part of a class, of shares into shares of another class;

(b)	consolidate all or any of the Shares into fewer shares;

(c)	divide all or any of the Shares into more shares; or

(d)

convert all or any of its Shares the nominal amount of which is expressed in a particular currency into Shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified therein.

12.2

All new Shares created hereunder shall be subject to the same provisions with reference to the payment of liens, transfer, transmission, forfeiture and otherwise as the Shares in issue on the adoption of these Articles.

Sale of fractions of Shares

12.3

Whenever, as a result of a consolidation or division of Shares, any Shareholders would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Shareholders, sell the Shares representing the fractions for (i) the Market Price on the date of such consolidation or division, in the case of any Shares listed on a Designated Stock Exchange, and (ii) the best price reasonably obtainable by the Company, in the case of any Shares not listed on a Designated Stock Exchange, and distribute the net proceeds of sale in due proportion among those Shareholders, and the Directors may authorise (and the relevant Shareholder hereby authorises) any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.	Closing Register of Shareholders or Fixing Record Date

13.1

The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

13.2

The Directors, in accordance with the Law, may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, attend or to vote at a meeting of the Shareholders or any adjournment thereof, or for the purpose of determining those Shareholders that are entitled to receive payment of any Dividend or other Distribution, or in order to make a determination of Shareholders for any other purpose.

13.3

If no record date is fixed for the determination of Shareholders entitled to receive notice of, attend or to vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Dividend or other Distribution, the record date for such determination of Shareholders shall be, subject to the Law, at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

14.	General Meetings

Power to call meetings

14.1

The Directors may call a general meeting at any time. General meetings shall be held in Guernsey or such other place outside of the United Kingdom and the United States as may be determined by the Directors from time to time.

14.2

If there are insufficient Directors to constitute a quorum for meetings of the Directors and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

14.3	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

14.4

The requisition must be in writing and given by one or more Shareholders who together hold more than 10% of such of the capital of the Company as carries the rights to vote at such general meeting (excluding any capital held as treasury shares).

14.5	The requisition must also:

(a)	specify the general nature of the business to be dealt with at the meeting;

(b)	be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be deposited at the Registered Office and/or the principal executive office of the Company in accordance with the notice provisions.

14.6

Should the Directors fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 28 days of the date of the notice convening the meeting, the requisitioners or any of them representing more than one half of the total voting rights of the members who requested the meeting, may call a general meeting to be held within three months from the date on which the Directors became subject to the requirement to call a meeting.

14.7

Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum of a meeting of Directors and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Shareholders who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

14.8	If the Shareholders call a meeting under the above Articles, the Company shall reimburse their reasonable expenses.

Annual general meetings

14.9

The Company shall hold annual general meetings unless the requirement is waived in accordance with the Law. The first annual general meeting shall be held within a period of 18 months of the Company’s incorporation and thereafter at least once in every calendar year. Not more than 15 months may elapse between one annual general meeting and the next.

Content of notice

14.10	Notice of a general meeting shall specify each of the following:

(a)	the place or, where the meeting is to be held entirely electronically or via telephone, the means and manner by which persons may attend, the date and the time of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	the general nature of the business to be transacted;

(d)	if a resolution is proposed as a Special Resolution, that fact and the text of that resolution;

(e)	if a resolution is proposed as a Waiver Resolution, that fact and the text of that resolution;

(f)	if a resolution is proposed as a Unanimous Resolution, that fact and the text of that resolution;

(g)	in the case of an annual general meeting, that the meeting is an annual general meeting; and

(h)	any additional information required by these Articles.

14.11	In each notice, there shall appear with reasonable prominence the following statements:

(a)

that a Shareholder who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote and speak at a meeting of the Shareholders instead of that Shareholder, provided that each proxy is appointed to exercise the rights attached to a different Share or Shares held by the Shareholder; and

(b)	that a proxy need not be a Shareholder.

Period of notice

14.12

A general meeting, including an annual general meeting, shall be called by at least 10 clear days’ notice (but not more than sixty (60) calendar days’ notice). A meeting, however, may be called on shorter notice if it is so agreed by all the Shareholders entitled to attend and vote at that meeting.

Persons entitled to receive notice

14.13	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Shareholders;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Shareholder if the Company has been notified of their entitlement;

(c)	the Directors;

(d)	the Company’s auditor (if any); and

(e)	persons entitled to vote in respect of a Share in consequence of the incapacity of a Shareholder if the Company has been notified of their entitlement.

Publication of notice on a website

14.14	Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the presence of the notice on the website;

(b)	the address of the website;

(c)	the place on the website where the notice may be accessed;

(d)	how it may be accessed;

(e)	that the document is a notice of a general meeting; and

(f)	the place, date and time of the general meeting.

All Shareholders shall be deemed to have agreed to accept communication from the Company by Electronic Means (including, for the avoidance of doubt, by means of a website) in accordance with Sections 523, 524 and 526 and Schedule 3 of the Law unless a Shareholder notifies the Company otherwise. Notice under this Article must be in writing and signed by the Shareholder and delivered to the Registered Office of the Company or such other place as the Directors decide.

14.15

If a Shareholder notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Shareholder in writing or by any other means permitted by these Articles but this will not affect when that Shareholder is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given

14.16	A website notice is deemed to be given when the Shareholder is given notice of its publication or, if later, the date on which the notice first appears on the website after that notification is given.

Required duration of publication on a website

14.17

Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

14.18	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting or an instrument of proxy to any person entitled to notice; or

(b)	non-receipt of notice of the meeting or an instrument of proxy by any person entitled to notice.

14.19	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for only part of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

Notice of other business

14.20

No business may be transacted at any general meeting, other than business that is (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors (or any duly authorised committee thereof) or pursuant to a requisition of a meeting by Shareholders in accordance with Article 14.3; (B) otherwise properly brought before an annual general meeting by or at the direction of the Directors (or any duly authorised committee thereof); or (C) otherwise properly brought before an annual general meeting by any Shareholder of the Company who (1) is a Shareholder of record on both (x) the date of the giving of the notice by such Shareholder provided for in this Article and (y) the record date for the determination of Shareholders entitled to vote at such annual general meeting, and (2) complies with the notice procedures set forth in this Article.

(a)

In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company and comply with Articles 14.20(c) and 14.20(f).

(b)

In addition to the matters set out in Articles 14.10 and 14.11, the notice of a general meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Directors intend to present for election.

(c)

For matters other than for the nomination for nomination and/or election of a Director to be made by a Shareholder, to be timely, such Shareholder’s notice shall be delivered to the Company at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the Company’s annual general meeting occurs on a date more than thirty (30) days earlier or later than the Company’s prior year’s annual general meeting, then the Directors shall determine a date a reasonable period prior to the Company’s annual general meeting by which date the Shareholders notice must be delivered and publicise such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the Directors.

(d)	To be in proper written form, a Shareholder’s notice to the Company must set forth as to such matter such Shareholder proposes to bring before the annual general meeting:

(i)

a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

(ii)	the name and address, as they appear on the Company’s Register of Shareholders, of the Shareholder proposing such business and any Shareholder Associated Person (as defined below);

(iii)

the class or series and number of Shares of the Company that are held of record or are beneficially owned by such Shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the Shareholder or any Shareholder Associated Person;

(iv)

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Shareholder or any Shareholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person with respect to any securities of the Company;

(v)

any material interest of the Shareholder or a Shareholder Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such Shareholders or between or among any proposing Shareholders and any other person or entity (including their names) in connection with the proposal of such business by such Shareholder; and

(vi)

a statement as to whether such Shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting Shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

(vii)

For purposes of this Article 14.20(d), a Shareholder Associated Person of any Shareholder shall mean (x) any Affiliate of, or person acting in concert with, such Shareholder; (y) any beneficial owner of Shares of the Company owned of record or beneficially by such Shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(e)

In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Shareholder of the Company, such Shareholder must (i) be a Shareholder of record on both (x) the date of the giving of the notice by such Shareholder provided for in this Article and (y) the record date for the determination of Shareholders entitled to vote at such annual general meeting; (ii) on each such date beneficially own more than 15% of the issued Ordinary Shares (unless otherwise provided in the Exchange Act or the rules and regulations of the Commission); and (iii) have given timely notice thereof in proper written form to the Secretary of the Company. If a Shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the Shareholders, such Shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

(f)

To be timely for purposes of Article 14.20(e), a Shareholder’s notice shall be delivered to or mailed and received at the principal registered offices of the Company not less than forty five (45) nor more than one hundred twenty (120) days prior to the meeting.

(g)	To be in proper written form for purposes of Article 14.20(f), a Shareholder’s notice to the Secretary must set forth:

(i)	as to each Nominating Shareholder:

(A)	the information that is requested in Article 14.20(d)(ii)- (d)(vi); and

(B)	any other information relating to such Shareholder that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(ii)	as to each person whom the Shareholder proposes to nominate for election as a Director:

(A)	all information that would be required by Article 14.20(d)(ii)-(d)(vi) if such nominee was a Nominating Shareholder, except such information shall also include the business address of the person;

(B)	the principal occupation or employment of the person;

(C)

all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(D)

a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any Nominating Shareholder and its Affiliates, on the one hand, and each proposed nominee and his respective Affiliates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such Nominating Shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company in accordance with the rules of the Designated Stock Exchange.

(h)

Unless otherwise provided by (i) the terms of these Articles or (ii) any agreement among Shareholders or other agreement, in the case of this clause (ii), approved by the Directors; only persons who are nominated in accordance with the procedures set forth above, shall be eligible to serve as Directors. If the chair of a general meeting determines that a proposed nomination was not made in compliance with these Articles, he or she shall declare to the general meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the general meeting to present the nomination, such nomination shall be disregarded.

14.21	Subject to the other provisions of these Articles, the Company may by Ordinary Resolution appoint any person to be a Director.

14.22	Subject to these Articles, a Director shall hold office until such time as he or she vacates office in accordance with Article 24.1.

14.23

in accordance with the procedures set forth in this Article and a person must not be appointed as a Director unless he has, in writing, consented to being a Director and declared that he is not ineligible to be a Director under the Law. If the chair of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

15.	Proceedings at meetings of Shareholders Quorum

15.1

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. At least two Shareholders (present in person or by proxy) entitled to vote holding in aggregate not less than a simple majority of all voting share capital of the Company in issue shall be a quorum.

Use of technology

15.2	A person may participate at a general meeting by conference telephone or other communications equipment as set forth in the notice of meeting.

Lack of quorum

15.3	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	if the meeting was requisitioned by Shareholders entitled to vote, it shall be cancelled; or

(b)	in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors.

Adjournment

15.4

When a meeting is adjourned to another time and place, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

15.5

A determination of the Shareholders of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Directors fix a new record date for the adjourned meeting, but the Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

Chair

15.6

The chair of the board of Directors shall preside as chair at every general meeting of the Company. If at any meeting the chair of the board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, the Directors present shall elect one of their number as chair of the meeting or if all the Directors present decline to take the chair or if no Directors are present, the Shareholders present (in person or by proxy) shall choose one of their own number to be the chair of the meeting.

Right of a director or auditor’s representative to attend and speak

15.7

Even if a Director or a representative of the auditor (if any) is not a Shareholder, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Shareholders holding a particular class of Shares.

Method of voting

15.8	All resolutions put to the vote of the meeting shall be decided on a poll, unless otherwise determined by the Directors or the Shareholders in accordance with the Law.

Taking of a poll

15.9	A poll on any question shall be taken immediately.

15.10	A poll shall be taken in such manner as the chair directs. He may appoint scrutineers (who need not be Shareholders) and fix a place and time for declaring the result of the poll.

Chair does not have casting vote

15.11	In the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

Written Resolutions

15.12	Shareholders may pass a Written Resolution without holding a meeting if the following conditions are met:

(a)	all Shareholders entitled to vote must receive (including by way of electronic communication):

(i)	a copy of the resolution; and

(ii)	a statement informing the Shareholders:

(A)	how to signify agreement to the resolution; and

(B)	as to the date by which the resolution must be passed if it is not to lapse (or if no date is given the resolution shall lapse 28 days after the circulation date);

(b)

the specified majority of Shareholders entitled to vote (for which purpose, the specified majority shall mean the majority of Shareholders who would be required to pass the relevant resolution at a duly convened and held meeting of Shareholders at which all Shareholders were present and voting):

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Shareholders; and

(c)

the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the resolution including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of all Shareholders entitled to vote duly convened and held.

15.13

Each Shareholder shall have one vote for each Share he holds which confers the right to receive and vote on a written resolution, and unless the resolution in writing signed by the Shareholder is silent, in which case all Shares held are deemed to have been voted, the number of Shares specified in the resolution in writing shall be deemed to have been voted.

15.14	If a written resolution is described as a Special Resolution, an Ordinary Resolution, a Waiver Resolution or a Unanimous Resolution, it has effect accordingly.

16.	Voting rights of shareholders

Right to vote

16.1

Unless their Shares carry no right to vote, or unless an amount presently payable has not been paid, all Shareholders are entitled to vote at a general meeting and all Shareholders holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares (whether present in person or by proxy).

16.2	Shareholders may vote in person or by proxy.

16.3	A Shareholder who is entitled to vote shall have (i) on a show of hands, one vote or (ii) on a poll, one vote for each Share he holds, unless any Share carries special voting rights.

16.4	A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.

16.5	No Shareholder is bound to vote all its Shares or any of them, nor is he bound to vote each of his Shares in the same way.

16.6	No Shareholder shall be entitled to vote at any general meeting unless all sums presently payable by such Shareholder in respect of Shares in the Company have been paid.

Rights of Joint Holders

16.7

If Shares are held jointly, only one of the Joint Holders may vote. If more than one of the Joint Holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Shareholders shall be accepted to the exclusion of the votes of the other Joint Holders.

Shareholder with mental disorder

16.8

A Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in Guernsey or elsewhere) in matters concerning mental disorder may vote by that Shareholder’s receiver, curator bonis or other person authorised or appointed by that court.

16.9

For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

16.10

An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chair whose decision shall be final and conclusive.

Form of proxy

16.11	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors. A Shareholder may appoint more than one proxy to attend on the same occasion.

16.12	The instrument must be in writing and signed in one of the following ways:

(a)	by the Shareholder;

(b)	by the Shareholder’s authorised attorney; or

(c)	if the Shareholder is a corporation or other body corporate, under seal or signed by a duly authorised signatory (including an authorised officer, secretary or attorney).

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

16.13	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

16.14

A Shareholder may revoke the appointment of a proxy by notice to the Company duly signed in accordance with Article 16.12 prior to the time specified by the Company for the revocation of proxies for the meeting or adjourned meeting, but no earlier than 48 hours prior to the meeting; (for which purpose no account shall be taken of any part of a day that is not a working day); but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

16.15

Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the Directors, must be delivered so that it is received by the Company prior to the time specified by the Company for voting by proxy at the meeting. They must be delivered in either of the following ways:

(a)	in the case of an instrument in writing, it must be left at or sent by post:

(i)	to the Registered Office of the Company; or

(ii)	to such other place within Guernsey specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting; or

(b)

if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting;

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

16.16	If the form of appointment of proxy is not delivered on time, it is invalid (subject to the discretion of the Directors to accept it).

Voting by proxy

16.17

A proxy shall have the same voting rights at a meeting or adjourned meeting as the Shareholder would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Shareholder may attend and vote at a meeting or adjourned meeting. If a Shareholder votes on any resolution, a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

17.	Corporations Acting by Representatives at Meeting

17.1	Save where otherwise provided, a corporate Shareholder must act by one or more duly authorised representatives.

17.2	A corporate Shareholder wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

17.3	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

17.4	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

17.5

Where a duly authorised representative is present at a meeting that Shareholder is deemed to be present in person, and the acts of the duly authorised representative are personal acts of that Shareholder.

17.6

A corporate Shareholder may revoke the appointment of a duly authorised representative at any time by notice to the Company, but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

18.	Clearing Houses

If a clearing house or depository (or its nominee) is a Shareholder it may, by resolution of its Directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Shareholders; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual shareholder of the Company holding the number and class of Shares specified in such authorisation.

19.	Directors

19.1

The minimum number of Directors shall be two and the maximum number of Directors shall be fourteen, unless increased or decreased from time to time by the Directors or the Company in general meeting by Ordinary Resolution. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require.

19.2	At no time shall a majority of Directors be resident in the United Kingdom or in the United States.

20.	Appointment, disqualification and removal of directors

First directors

20.1	The first Directors shall be appointed on the incorporation of the Company.

No age limit

20.2	There is no age limit for Directors save that they must be aged at least 18 years.

No corporate directors

20.3	A Director must be a natural person.

Appointment of directors

20.4

The Directors shall, subject to applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals nominated in writing by Shareholders holding a majority of the issued Shares from time to time are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

20.5

The Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

20.6

The Directors shall have power at any time and from time to time to appoint any person to be a Director, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange.

20.7	No appointment can cause the number of Directors to exceed the maximum, and any such appointment shall be invalid.

Removal of directors

20.8

A Director may be removed from office by the Shareholders by Ordinary Resolution at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). In addition, a Director may be removed from office by the board of Directors by resolution made by all of his co-Directors (not less than two in number). A Director may also be removed in accordance with Article 24.

Filling of vacancies

20.9

A vacancy on the board of Directors may be filled only by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange.

Resignation of directors

20.10

A Director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

20.11	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date on which the notice is delivered to the Company.

Corporate governance policies

20.12

The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

No shareholding qualification

20.13

A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

21.	Directors’ Fees and Expenses

21.1

The Directors may receive such remuneration as the Directors may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of securities of the Company or otherwise in connection with the discharge of his duties as a Director.

21.2

Any Director who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for, by or pursuant to any other Article.

22.	Powers and duties of directors

22.1

Subject to the provisions of the Law, the Memorandum, these Articles and any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay out of the assets of the Company all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.

22.2

No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Shareholders may, by Ordinary Resolution, in accordance with the Law validate any prior or future act of the Directors which would otherwise be in breach of their duties.

23.	Delegation of powers

Power to delegate any of the directors’ powers to a committee

23.1

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange; provided further that no committee shall have the power or authority to (a) recommend to the Shareholders an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of Guernsey, fix the designations and any of the preferences or rights of such Shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company); (b) adopt an agreement of merger or consolidation or equivalent; (c) recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Shareholders a liquidation or striking-off of the Company; (e) recommend to the Shareholders an amendment of the Memorandum; or (f) authorise a Dividend or Distribution or authorise the issuance of Shares unless the resolution establishing such committee (or the rules and regulations of such committee approved by the board of Directors) permits the committee to so authorize. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the board of Directors.

23.2	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

Power to appoint an agent of the Company

23.3

The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney of the Company

23.4

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

23.5

Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Management

23.6

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

23.7

The Directors from time to time and at any time may establish any advisory committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such advisory committees or local boards and may appoint any agents of the Company and may fix the remuneration of any of the aforesaid; provided that any committee, local board or agency so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange.

23.8

The Directors from time to time and at any time may delegate to any such advisory committee, local board or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local advisory committee or board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

23.9	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

23.10

The Directors shall elect, by the affirmative vote of a majority of the Directors then in office, a chair. The chair of the board of Directors shall be a Director of the Company. Subject to the provisions of these Articles and the direction of the Directors, the chair of the board of Directors shall perform all duties and have all powers which are commonly incident to the position of chair of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

24.	Disqualification of Directors

24.1	Subject to these Articles, the office of Director shall ipso facto be vacated, if the Director:

(a)

becomes bankrupt or makes any arrangement or composition with his creditors or is adjudged insolvent or has his affairs declared en désastre or has a preliminary vesting order made against his Guernsey realty;

(b)	dies or is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a Director;

(c)	resigns his office by notice to the Company in accordance with Articles 20.10 and 20.11;

(d)	is prohibited by applicable law or the Designated Stock Exchange from being a Director;

(e)	without special leave of absence from the Directors, is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated; or

(f)	is removed from office pursuant to these Articles or any other agreement between the Director and the Company or any of its subsidiaries.

24.2	If the office of Director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of Directors of the Company.

25.	Meetings of directors

Regulation of directors’ meetings

25.1

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Where permitted by the Law, the Directors may determine that any meeting of the Directors conducted in accordance with these Articles and the Law shall be deemed to be held in a place other than where the chair of the meeting is present. All meetings of Directors shall take place outside of the United Kingdom and the United States. Any decision reached or resolution passed by the Directors at any meeting held in the United Kingdom or in the United States shall be invalid and of no effect.

Calling meetings

25.2

The chair of the board of Directors, a majority of the Directors or the Secretary on request of a Director may at any time summon a meeting of the Directors by twenty-four (24) hours’ notice to each Director in person, by telephone, facsimile, electronic email, or in such other manner as the Directors may from time to time determine, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors. Notice of any Directors’ meeting shall also be sent to any board observer in the same manner and at the same time as it is sent to the Directors.

Use of technology

25.3

Subject to Article 25.1, a Director or Directors may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting provided that no Directors physically present in the United Kingdom or the United States at the time of any such meeting may participate by such means unless a majority of the Directors participating are physically present outside of the United Kingdom or the United States (as applicable).

Quorum

25.4

The quorum for the transaction of business at a meeting of Directors (including any adjourned meeting) shall be a majority of Directors, but shall not be less than two. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Directors, subject to the provisions of these Articles and other applicable law.

25.5

If a quorum is not present within 15 minutes from the time specified for a meeting of Directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place as the Director(s) calling such meeting may determine.

Voting

25.6	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chair shall not have a casting vote.

25.7

The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

Validity

25.8

Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

26.	Permissible directors’ interests and disclosure

26.1

Subject to these Articles and the Law, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature and extent of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a shareholder of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

26.2

Provided that a disclosure has been made in accordance with the Law, a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article 26.2 or that would reasonably be likely to affect a Director’s status as an “Independent Director” under applicable law or the rules of the Designated Stock Exchange shall disclose the nature and extent of his or her interest in any such contract or arrangement in which he is interested or any such relationship.

26.3	To the maximum extent permitted by applicable law:

(a)	the Company renounces and waives:

(i)	any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or

(ii)	any right to be informed of:

any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to any Shareholder or any shareholder of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, shareholders, partners and subsidiaries (other than the Chief Executive Officer of the Company, the Executive Chair of the Company (if any) and any other officer or executive officer of the Company) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;

(b)	the Company, the Executive Chair of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:

(i)

be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii)

be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;

unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director.

26.4

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company’s policies in connection with such Director’s service in his official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

27.	Minutes

27.1	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

Written resolutions

27.2	The Directors may pass a resolution in writing without holding a meeting if all of the Directors:

(a)	sign a document; or

(b)	sign several documents in the like form each signed by one or more Directors.

27.3

Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

27.4	No such resolution shall be valid if a majority of the Directors sign the resolution in the United Kingdom or in the United States.

28.	Alternate Directors

28.1

Any Director may by notice in writing under his hand served upon the Company, appoint any person (whether a Shareholder of the Company or not) as an alternate Director to attend and vote in his place at any meeting of the Directors at which he is not personally present or to undertake and perform such duties and functions and to exercise such rights as he could personally and such appointment may be made generally or specifically or for any period or for any particular meeting and with and subject to any particular restrictions.

28.2	A Director who is resident outside of the United Kingdom or the United States cannot appoint as his alternate any Director or person resident in the United Kingdom or the United States.

28.3	Every such appointment shall be effective and the following provisions shall apply:-

28.4	Every alternate Director while he holds office as such shall be entitled:-

(a)	if his appointor so directs the Secretary, to notice of meetings of the Directors; and

(b)	to attend and to exercise (subject to any restrictions) all the rights and privileges of his appointor at all such meetings at which his appointor is not personally present.

28.5

Every alternate Director shall ipso facto vacate office if and when his appointment expires by effluxion of time or his appointor vacates office as a Director or removes the alternate Director from office as such by notice in writing under his hand served upon the Company.

28.6

No alternate Director shall be entitled as such to receive any remuneration from the Company but every alternate Director shall be entitled to be paid all reasonable expenses incurred in exercise of his duties.

28.7

A Director may act as alternate Director for another Director and shall be entitled to vote for such other Director as well as on his own account but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director.

28.8	The remuneration of an alternate Director shall be payable out of the remuneration payable to the Director appointing him and the proportion of such remuneration shall be agreed between them.

28.9	Every instrument appointing an alternate Director shall be in such form as the Directors may determine.

28.10	The appointment of an alternate Director and any revocation of that appointment shall take effect when lodged at the Registered Office.

29.	Record Dates

29.1

Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for authorising or paying a Dividend or Distribution or making or issuing an allotment of Shares. The record date may be before or after the date on which a Dividend, Distribution, allotment or issue is authorised, paid or made. Dividends and Distributions

Payment of Dividends and Distributions by directors

29.2

Subject to the provisions of the Law, the Directors may pay Dividends and Distributions in such amounts and at such times as they may, in their absolute discretion determine, in accordance with the respective rights of the Shareholders. Any Dividend or Distribution shall not be a debt owed by the Company until such time as payment of the Dividend or Distribution is made.

29.3	In relation to Shares carrying differing rights to Dividends, Distributions or rights to Dividends or Distributions at a fixed rate, the following applies:

(a)

if the Company has different classes of Shares, the Directors may pay Dividends or Distributions on Shares which confer deferred or non-preferred rights with regard to Dividends or Distributions as well as on Shares which confer preferential rights with regard to Dividends or Distributions but no Dividend or Distribution shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential Dividend or Distribution is in arrears;

(b)

subject to the provisions of the Law, the Directors may also pay, at intervals settled by them, any Dividend or Distribution payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)

if the Directors act in good faith, they shall not incur any liability to the Shareholders holding Shares conferring preferred rights for any loss those Shareholders may suffer by the lawful payment of the Dividend or Distribution on any Shares having deferred or non-preferred rights.

Apportionment of Dividends or Distributions

29.4

Except as otherwise provided by the rights attached to Shares, all Dividends and Distributions shall be paid according to the number of Shares held by a Shareholder on the date on which the Dividend or Distribution is paid, or on any record date fixed in respect thereof. If a Share is issued on terms providing that it shall rank for Dividend or Distribution as from a particular date that Share shall rank for Dividend or Distribution accordingly.

Right of set off

29.5	The Directors may deduct from a Dividend, Distribution or any other amount payable to a person in respect of a Share any amount due by that person to the Company in relation to a Share.

Power to pay other than in cash

29.6

If the Directors so determine, any resolution of the Directors determining a Dividend or Distribution may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Shareholders on the footing of the value so fixed in order to adjust the rights of Shareholders; and

(c)	vest some assets in trustees.

How payments may be made

29.7	A Dividend, Distribution or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Shareholder holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Shareholder holding that Share or other person entitled to that Share.

29.8

For the purpose of Article 29.7(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 29.7(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Shareholder holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

29.9	If two or more persons are registered as Joint Holders, a Dividend, Distribution (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Shareholders or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

29.10	Any Joint Holder of a Share may give a valid receipt for a Dividend, Distribution (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

29.11	Unless provided for by the rights attached to a Share, no Dividend, Distribution or other monies payable by the Company in respect of a Share shall bear interest.

Unclaimed Dividends

29.12

All Dividends or Distributions unclaimed for one (1) year after having been authorised may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Subject to any applicable unclaimed property or other laws, any Dividend or Distribution unclaimed after a period of ten (10) years from the date of authorisation shall be forfeited and shall revert to the Company. The payment by the Directors of any unclaimed Dividend or Distribution or other sums payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

30.	Accounts and audits

Accounting and other records

30.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

30.2

Except as provided in Article 13.1 and the Law, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law or authorised by the Directors.

Sending of accounts and reports

30.3

The Company’s accounts and associated Directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any applicable law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions in Article 36; or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that the documents have been published on the website;

(ii)	the address of the website;

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

30.4

If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 30.5.

Time of receipt if documents are published on a website

30.5

Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 10 clear days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least 10 clear days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least 10 clear days’ notice of the meeting.

Validity despite accidental error in publication on website

30.6

If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a)	those documents are published in a different place on the website to the place notified; or

(b)	they are published for only part of the period from the date of notification until the conclusion of that meeting.

When accounts are to be audited

30.7	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors in accordance with the Law.

31.	Audit

31.1

The Directors or, if authorised to do so, the audit committee of the Directors, may, in accordance with the provisions of the Law, appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration. In circumstances other than those provided for in the Law, any auditor of the Company shall be appointed by the members by ordinary resolution.

31.2

Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

32.	Seal

Company seal

32.1	The Company may have a seal if the Directors so determine.

Official seal

32.2	Subject to the provisions of the Law, the Company may also have:

(a)

an official seal or seals for use in any place or places outside Guernsey. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b)

an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used

32.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director and the Secretary; or

(b)	by a single Director.

If no seal is adopted or used

32.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director and the Secretary; or

(b)	by a single Director; or

(c)	by any other person authorised by the Directors; or

(d)	in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

32.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction; and/or

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

32.6

If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

33.	Officers

33.1

Subject to these Articles, the Directors may from time to time appoint any person, being a Director of the Company, to hold the office of the chair of the board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents or such other Officers as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

33.2	The appointee must consent in writing to holding that office.

33.3

Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director.

33.4	Where a chair is appointed he shall, unless unable to do so, preside at every meeting of Directors.

33.5

If there is no chair, or if the chair is unable to preside at a meeting, that meeting may select its own chair or the Directors may nominate one of their number to act in place of the chair should he ever not be available.

33.6

Subject to the provisions of the Law and Article 33.7, the Directors may also appoint any person, who need not be a Director, as Secretary, for such period and on such terms, including as to remuneration, as they think fit.

33.7	The Secretary must consent in writing to holding that office.

33.8	A Director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.

34.	Register of Directors and Officers

The Company shall cause to be kept in one or more books at its office a Register of Directors in which there shall be entered the full names and addresses of the Directors and such other particulars as required by the Law.

35.	Capitalisation of profits

Capitalisation of profits or of any stated capital account or capital redemption reserve

Subject to the Law and these Articles, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any stated capital account or any capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend or Distribution and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully Paid Up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions. The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

36.	Notices

Form of notices

36.1

Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the Register of Shareholders or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to a Relevant Electronic Address supplied by the Shareholder to the Company or by placing it on the Company’s Website, provided that, the requirements of these Articles in respect of the same have been complied with. In the case of Joint Holders of a Share, all notices shall be given to that one of the Joint Holders whose name stands first in the Register of Shareholders in respect of the joint holding, and notice so given shall be sufficient notice to all the Joint Holders.

36.2

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Signatures

36.3	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

36.4	Any document may be signed by an Electronic Signature.

Evidence of transmission

36.5

A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

36.6

A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Delivery of notices

36.7

Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised courier service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

Giving notice to a deceased or bankrupt Shareholder

36.8

Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or Joint Holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Shareholders as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

Saving provisions

36.9

A Shareholder present, either in person or by proxy, at any general meeting or at any meeting of the Shareholders holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

36.10

Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Shareholders, has been duly given to a person from which he derives his title.

36.11	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Shareholders.

37.	Authentication of Electronic Records

Application of Articles

37.1

Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Shareholder, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 37.2 or Article 37.4 applies.

Authentication of documents sent by Shareholders by Electronic means

37.2

An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Shareholders shall be deemed to be authentic if the following conditions are satisfied:

(a)

the Shareholder or each Shareholder, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by one or more of those Shareholders;

(b)

the Electronic Record of the original document was sent by Electronic means by, or at the direction of, that Shareholder to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 37.7 does not apply.

37.3

For example, where a sole Shareholder signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Shareholder unless Article 37.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means

37.4

An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)

the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b)

the Electronic Record of the original document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 37.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

37.5

For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 37.7 applies.

Manner of signing

37.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

37.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document;

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document;

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

38.	Information

38.1

No Shareholder, as such, shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or other confidential or proprietary information related to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the shareholders of the Company to communicate to the public.

38.2

The Directors shall be entitled (but not required, except as provided by law) to release or disclose any information in their possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register of Shareholders and transfer books of the Company.

39.	Indemnity

Indemnity

39.1

To the fullest extent permitted by law, the Company shall indemnify every Director and Officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer of the Company or any predecessor to the Company, and the successors and assigns of each of the foregoing, and may indemnify any person (other than current and former Directors and Officers) (any such Director or Officer, an Indemnified Person), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur to the Company in connection with their own negligence, default, breach of duty or breach of trust . No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability is in connection with the negligence, default, breach of duty or breach of trust of such Indemnified Person. No person shall be found to have committed negligence, default, breach of duty or breach of trust under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any negligence, default, breach of duty or breach of trust which may attach to such Indemnified Person.

39.2

In the event that an Indemnified Person may, in connection with such Indemnified Person’s appointment as an officer of and/or employment with another person (a Secondary Indemnitor), be entitled to be indemnified out of the assets of or rely on insurance taken out by such Secondary Indemnitor (a Secondary Indemnity), the Company’s obligation, if any, to indemnify such Indemnified Person or to claim under any insurance purchased and maintained by the Company under Article 39 as a result of this Article 39 shall be treated as the primary recourse of the Indemnified Person in respect of any liabilities set out in this Article 39 and shall not be reduced as a consequence of the existence of such Secondary Indemnity.

39.3

The Company shall, to the extent permitted by law, advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

39.4

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

39.5

Subject to the Law, neither any amendment nor repeal of the Articles set forth under this heading of Indemnity (the Indemnification Articles), nor the adoption of any provision of these Articles or Memorandum of Incorporation inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. The Indemnification Articles are not exclusive and contracts may be entered into between the Company and the Indemnified Persons with respect to their indemnification.

40.	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall begin on January 1 in each year (or, in the case of the Company’s first financial year, its date of incorporation) and shall end on December 31 in such year.

41.	Winding up

Distribution of assets in specie

41.1

If the Company is wound up, the liquidator shall, subject to these Articles and any other sanction required by the Law, first apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up, following the payment of all creditors, any surplus assets shall be distributed to the Shareholders in proportion to the number of Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company.

41.2

If the Company is wound up, the liquidator, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

42.	Company Name

Where permitted by the Law, the Directors may authorise the change of name of the Company, provided that the new name of the Company complies with the requirements of the Law and any rules of the Designated Stock Exchange (where applicable), and may take all such actions and make such filings as may be necessary to effect any change of name.